Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. RECEIVES CORONARY FDA APPROVAL

•	Diamondback 360® Coronary Orbital Atherectomy System Approved to Treat Severely Calcified Coronary Lesions

•	Controlled Commercial Launch to begin immediately

St. Paul, Minn. – Oct. 22, 2013 – Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), today announced that it has received PMA approval from the U.S. Food and Drug Administration (FDA) to market its Diamondback 360® Coronary Orbital Atherectomy System (OAS) as a treatment for severely calcified coronary arteries.

“Today is a landmark moment for: patients suffering from calcified coronary artery disease, their families, our physician operators and everyone at CSI,” said David L. Martin, President and Chief Executive Officer of Cardiovascular Systems. “FDA approval of our Diamondback 360 Coronary OAS allows us to bring to market the first new coronary atherectomy system in more than two decades.”

According to estimates, significant arterial calcium is present in nearly 40 percent of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a substantially higher occurrence of death and major adverse cardiac events (MACE). This approval opens up a large, underserved U.S. market opportunity for CSI, estimated to exceed $1.5 billion annually.

Martin continued, “Severe coronary arterial calcium is an underestimated problem in medicine, with limited options for treatment. The ORBIT II trial proved our Diamondback technology is safe and effective in treating this complex disease. Securing coronary approval is another key milestone in our mission to provide primary tools for vascular intervention. I’m proud of our principal physician investigators and scientific teams. Together, with the CSI team we’re excited to move forward to help a larger physician population treat these previously underserved patients.”

“Coronary calcium is undertreated in the cardiac cath lab. Having a user-friendly device available to effectively treat severe coronary calcium may increase the safety of CAD interventions for this difficult to treat population, while improving long-term patient prognoses,” said Dr. Gregg Stone, Professor of Medicine, Columbia University, Director of Cardiovascular Research and Education Center for Interventional Vascular Therapy New York Presbyterian Hospital/Columbia University Medical Center and Co-Director of The Cardiovascular Research Foundation New York, N.Y.

Clinical Data Backs Systems’ Effectiveness

ORBIT II is CSI’s study evaluating the safety and effectiveness of the company’s orbital atherectomy technology in treating the problematic subset of patients with severely calcified coronary lesions. It is the first study in history that sought approval for treating these lesions.

Led by Principal Investigator, Jeffrey Chambers, MD, of Metropolitan Heart and Vascular Institute, Minneapolis, ORBIT II demonstrated that CSI’s technology produced clinical outcomes that exceeded the trial’s two primary safety and efficacy endpoints by a significant margin—within one of the most challenging patient populations.

At 30 days, ORBIT II results showed patient freedom from MACE was 89.8 percent and procedural success was 89.1 percent. Excluding in-hospital MACE, procedural success was 98.6 percent with 97.7 percent of stents successfully delivered. Moreover, 92.8 percent of patients were free from severe angiographic complications, and core lab assessed final procedure residual stenosis was 4.7 percent.

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Cardiovascular Systems, Inc.

October 22, 2013

According to Dr. Chambers, “Patients who suffer from severely calcified coronary lesions are one of the toughest-to-treat populations—and previous studies have shown these patients have worse outcomes. Thirty-day ORBIT II results demonstrate that CSI’s orbital atherectomy technology is safe and effective. With FDA’s approval, physicians now have new technology to treat patients with severely calcified coronary lesions.”

The Diamondback 360 Coronary OAS uses an electrically driven 1.25 mm diamond-coated crown to safely reduce calcified lesions in coronary blood vessels. This ultimately helps enable successful stent deployment, which facilitates more favorable patient outcomes.

Coronary Rollout Strategy

CSI will begin a controlled commercial launch of its Diamondback 360 Coronary OAS immediately.

Said Martin, “Our initial coronary rollout will be very targeted. With a dedicated team of coronary sales specialists, we will focus on a limited number of the top medical institutions in the United States and continue that strategy for several quarters. During that time, we’ll focus on providing physicians with a quality experience and on driving adoption in those accounts. Additionally, we’ll conduct post-market studies to enhance our product offering and further build our body of clinical data.”

CSI will provide more details on FDA approval and its launch plans for the Diamondback 360 Coronary OAS during its upcoming fiscal 2014 first-quarter results conference call.

About Coronary Arterial Disease

Coronary Artery Disease (CAD) is a life-threatening condition and leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. CAD affects an estimated 16.8 million people in the United States and is the most common form of heart disease. Heart disease claims more than 600,000 lives, or 1 in 4 Americans, in the United States each year. According to estimates, significant arterial calcium is present in nearly 40 percent of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.

Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback 360 Orbital Atherectomy System in August 2007. To date, nearly 120,000 of CSI’s devices have been sold to leading institutions across the United States. In October 2013, the company received FDA approval for the use of the Diamondback 360 Coronary Orbital Atherectomy System in coronary arteries. For more information, visit the company’s website at www.csi360.com.

Safe Harbor

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) the $1.5 billion estimate of the market for a coronary application and its future growth potential, and (ii) the commercial launch of the Diamondback 360 Coronary OAS, are forward-looking statements.

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Cardiovascular Systems, Inc.

October 22, 2013

These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth; the reluctance of physicians to accept new products; the effectiveness of the Diamondback 360 Coronary OAS; actual clinical trial and study results; the impact of competitive products and pricing; approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosure

Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the VIPERWIRE guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions:; Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated.

See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360. com.

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

Contacts:

Cardiovascular Systems, Inc. Investor Relations (651) 259-2800 investorrelations@csi360.com Sarah Wozniak (651) 259-1636 swozniak@csi360.com	PadillaCRT: Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com Marian Briggs (612) 455-1742 marian.briggs@padillacrt.com

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